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EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 2, 1999, is made and entered into by and between Krispy Kreme Doughnut Corporation, a North Carolina corporation ("the Company"), Krispy Kreme Doughnuts, Inc., a North Carolina corporation and a wholly-owned subsidiary of the Company (the "Holding Company"), and KKDC Merger Corporation, a North Carolina corporation and a wholly-owned subsidiary of the Holding Company ("Newco").

                              W I T N E S S E T H:

         WHEREAS, the Company is the owner of all of the issued and outstanding capital stock of the Holding Company, and the Holding Company is the owner of all of the issued and outstanding capital stock of Newco;

         WHEREAS, the Board of Directors of the Company, the Board of Directors of the Holding Company, and the Board of Directors of Newco have each determined that it is desirable to merge Newco with and into the Company upon the terms and conditions hereinafter provided (such merger being hereinafter referred to as the "Merger") and pursuant to Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   I. - MERGER

         A. At the Effective Time (as hereafter defined), Newco shall be merged with and into the Company, the separate existence of Newco shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

         B. In connection with the Merger, the Holding Company shall change its corporate name to "Krispy Kreme Doughnuts, Inc."

         C. The parties hereto shall cause Articles of Merger to be delivered to the Secretary of State of the State of North Carolina, in such form as required by, and executed in accordance with, the relevant provisions of the North Carolina Business Corporation Act, as amended (the "NCBCA"), for filing thereby. The Merger will become effective at such time as the Articles of Merger are duly filed or at such later time as is specified therein (the "Effective Time").



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         D. At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

                  (a) the issued and outstanding shares of capital stock of the Company, other than shares held by the Holding Company, shall be converted into the right to receive (i) an equal or greater number of shares of common stock, no par value, of the Holding Company ("Holding Company Common Stock"), based upon a share exchange ratio to be determined by the Board of Directors of the Company prior to the Effective Time (the "Exchange Ratio") and (ii) a cash payment in an amount per share to be determined by the Board of Directors of the Company prior to the Effective Time, which amount shall not be less than $10.00 per share and shall be payable from the proceeds of an underwritten public offering of Holding Company Common Stock (the "Cash Consideration");

                  (b) the issued and outstanding shares of capital stock of the Company held by the Holding Company shall not be converted, exchanged, or altered in any manner and shall remain outstanding as fully paid and nonassessable shares of capital stock of the Surviving Corporation;

                  (c) the issued and outstanding shares of capital stock of the Holding Company held by the Company shall be canceled and no consideration shall be issued in exchange therefor; and

                  (d) the issued and outstanding shares of capital stock of Newco shall be canceled and no consideration shall be issued in exchange therefor.

The parties acknowledge and agree that the Exchange Ratio reflects the payment of the Cash Consideration to the shareholders of the Company and that, absent the payment of the Cash Consideration, each such shareholder would have been entitled to receive a proportionately greater number of shares of Holding Company Common Stock. The Cash Consideration shall be deemed to be paid in consideration of the effective redemption of the additional shares of Holding Company Common Stock that each shareholder would have received in the event that the Cash Consideration had not been paid.

         E. The Articles of Incorporation and Bylaws, respectively, of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

         F. The officers and directors of the Company immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         G. Each holder of a certificate representing shares to be converted or exchanged in the merger will surrender such certificate and after the Effective Time will be entitled to receive in exchange therefor a certificate or certificates representing the number of shares to which he is


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entitled under this Plan. Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of the Company will be deemed for all purposes to evidence ownership of the consideration to be issued for such shares under this Plan.

         H. The Merger shall otherwise have the effects set forth in the NCBCA.

                 II. - CONDITIONS TO CONSUMMATION OF THE MERGER

         A. Consummation of the Merger is conditioned on the satisfaction or, to the extent legally permissible, waiver by the Company of the following conditions: (a) this Agreement and the Merger shall have been approved by the shareholders of the Company in accordance with the NCBA; (b) a registration statement relating to an underwritten public offering of Holding Company Common Stock shall have been filed with the Securities and Exchange Commission (the "SEC") and declared effective under the Securities Act of 1933, as amended, and no stop order suspending the effectiveness of such registration statement shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC; (c) the shares of Holding Company Common Stock to be issued in connection with such public offering shall have been approved for listing on a national securities exchange, subject to official notice of issuance and (d) the Holding Company and underwriters selected by the Board of Directors of the Company shall have entered into an underwriting agreement, upon terms and conditions acceptable to the Board of Directors of the Company, relating to the proposed public offering of Holding Company Common Stock and such agreement shall remain in full force and effect.

         B. Payment of the Cash Consideration shall be further conditioned on the completion of an underwritten public offering of Holding Company Common Stock within thirty days of the Effective Date.

                  III. - AMENDMENT AND TERMINATION OF AGREEMENT

         To the extent permitted by North Carolina law, this Agreement may be amended, modified and supplemented at any time prior to the effectiveness of the Merger, whether before or after shareholder approval, by written consent of the Board of Directors of the respective parties and shall be amended by consent of the Board of Directors of the Company prior to the effectiveness of the Merger in order to reflect the determination of the Exchange Ratio. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by the consent of the Board of Directors of the Company.

                               IV. - MISCELLANEOUS

         If any term or provision of this Agreement is held by a court or other authority of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated. This Agreement shall be governed in all respects, including validity, interpretation, and effect, by the laws of the State of North Carolina, without giving effect to the conflict of laws rules thereof.


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, all as of the date and year first above written.

                                       KRISPY KREME DOUGHNUT CORPORATION


                                       By: /s/ SCOTT A. LIVENGOOD
                                           -------------------------------------
                                               Scott A. Livengood, President



                                       KRISPY KREME DOUGHNUTS, INC.



                                       By: /s/ SCOTT A. LIVENGOOD
                                           -------------------------------------
                                               Scott A. Livengood, President



                                       KKDC MERGER CORPORATION


                                       By: /s/ SCOTT A. LIVENGOOD
                                           -------------------------------------
                                               Scott A. Livengood, President


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